EXHIBIT 10.01
AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
     AMENDMENT dated as of December 23, 2009 to the Second Amended and Restated Credit Agreement dated as of October 24, 2008 (the “Credit Agreement”) among MARTIN MARIETTA MATERIALS, INC., the LENDERS listed on the signature pages thereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., BRANCH BANKING AND TRUST COMPANY, WACHOVIA BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., as Co-Syndication Agents.
     The parties hereto agree to amend the Credit Agreement as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
     Section 2. Amendment to Leverage Ratio. The first paragraph of Section 5.09 is amended to read in its entirety as follows:
     Section 5.09. Leverage Ratio. The Leverage Ratio shall not exceed (i) 3.25 to 1.00 as of the end of any fiscal quarter ending on or prior to September 30, 2009, (ii) 3.75 to 1.00 as of December 31, 2009 or March 31, 2010 and (iii) 3.50 to 1.00 as of the end of any fiscal quarter ending on or after June 30, 2010; provided that if (i) Consolidated Debt has increased in connection with a Specified Acquisition, (ii) as a consequence of such Specified Acquisition, the rating of long-term unsecured debt of the Borrower has not been suspended, withdrawn or fallen below BBB by Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Baa2 by Moody’s Investors Service, Inc. and (iii) the Administrative Agent has received a Specified Acquisition Notice within 10 days of consummation of such Specified Acquisition, then, for a period of 180 consecutive days following the consummation of such Specified Acquisition, the additional Consolidated Debt in connection with such Specified Acquisition shall be excluded from Consolidated Debt for purposes of calculating the Leverage Ratio, but only if the Leverage Ratio calculated without such exclusion at no time during such 180-day period exceeds the otherwise applicable maximum ratio set forth above modified to increase the numerator by 0.25.
     Section 3. Pricing Increase.

     (a) Section 1.01 is amended by the addition of the following defined term:
          “Base Rate Margin” means the percentage determined in accordance with the Pricing Schedule.
     (b) Section 2.07(a) is amended to read in its entirety as follows:
     Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate plus the Base Rate Margin for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date of such conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.
     (c) The Pricing Schedule attached to the Credit Agreement (the “Existing Pricing Schedule”) is deleted and replaced by the Pricing Schedule attached to this Amendment (the “New Pricing Schedule”). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the Amendment Effective Date. The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the Amendment Effective Date.
     Section 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.
     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Section 7. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the “Amendment Effective Date”):

     (a) the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and
     (b) the Administrative Agent shall have received an amendment fee for the account of each Lender that shall have submitted an executed counterpart hereof to the Administrative Agent on or prior to the Amendment Effective Date as contemplated by clause (a) above in an amount equal to 0.08% of the Commitment of such Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Anne H. Lloyd

Name: Anne H. Lloyd Title: Executive Vice President, CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ Anthony W. White

Name: Anthony W. White Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kathleen Reedy

Name: Kathleen Reedy Title: Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.

By:	/s/ Scott Hitchens

Name: Scott Hitchens Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A.

By:	/s/ Marni McManus

Name: Marni McManus Title: Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Jack Frost

Name: Jack Frost Title: Senior Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, N.A.

By:	/s/ Kathleen Reedy

Name: Kathleen Reedy Title: Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORTHERN TRUST COMPANY

By:	/s/ John C. Canty

Name: John C. Canty Title: Senior Vice President

PRICING SCHEDULE
     Each of “Facility Fee Rate”, “Base Rate Margin”, “Euro-Dollar Margin” and “Letter of Credit Fee Rate” means, for any day, the rate set forth below (in basis points per annum) in the row opposite such term and in the column corresponding to the Pricing Level that apply for such day:

Pricing Level	Level I	Level II	Level III	Level IV	Level V
Facility Fee Rate	20.0	25.0	30.0	37.5	50.0
Base Rate Margin	30.0	75.0	107.5	150.0	187.5
Euro-Dollar Margin	130.0	175.0	207.5	250.0	287.5
Letter of Credit Fee Rate	130.0	175.0	207.5	250.0	287.5
Utilization Fee	0.0	0.0	0.0	0.0	0.0
     For purposes of this Schedule, the following terms have the following meanings, subject to the further provisions of this Schedule:
     “Level I Pricing” applies at any date if, at such date, the Borrower’s long-term debt is rated A or higher by S&P or A2 or higher by Moody’s.
     “Level II Pricing” applies at any date if, at such date, (i) the Borrower’s long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) Level I Pricing does not exist.
     “Level III Pricing” applies at any date if, at such date, (i) the Borrower’s long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) neither Level I Pricing nor Level II Pricing exists.
     “Level IV Pricing” applies at any date if, at such date, (i) the Borrower’s long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing exists.
     “Level V Pricing” applies at any date if, at such date, no other Pricing Level applies.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.
     “S&P” means Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.).

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     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. In the case of split ratings from Moody’s and S&P, the Pricing Level will be determined as if both S&P and Moody’s assigned ratings one notch higher than the lower of the two. The ratings in effect for any day are those in effect at the close of business on such day. The ratings in effect for any day are those in effect at the close of business on such day, and the Euro-Dollar Margin and Facility Fee Rate may change from time to time during any Interest Period as a result of changes in the Pricing Level during such Interest Period.

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